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                                                                    Exhibit 21.1

                      Subsidiaries of Cheniere Energy, Inc.
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
                                              Jurisdiction of Incorporation       Assumed Names under which
            Name of Subsidiary                      or Organization             each Subsidiary Does Business
-------------------------------------         -----------------------------     -----------------------------
Cheniere Energy Operating Co., Inc.           Delaware                          Not applicable
Cheniere Energy California, Inc.              Delaware                          Not applicable
Cheniere - Gryphon Management, Inc.           Delaware                          Not applicable
Cheniere LNG, Inc.                            Delaware                          Not applicable
Cheniere LNG Services, Inc.                   Delaware                          Not applicable
Freeport LNG Terminal, L.L.C.                 Delaware                          Not applicable
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